Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS SECOND QUARTER 2008 ADJUSTED

DILUTED EPS OF $0.49,

DOMESTIC UNIT GROWTH OF 6.2%

SILVER SPRING, Md. (July 28, 2008) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for second quarter 2008:

•

Adjusted diluted earnings per share (“EPS”) for second quarter 2008 were $0.49, a 14% increase compared to $0.43 in the same period of the prior year. Diluted EPS were $0.43 for second quarter 2008 compared to $0.43 for second quarter 2007. Adjusted diluted EPS for second quarter 2008 excludes a $3.8 million after-tax charge (approximately $0.06 diluted EPS) resulting from the previously announced acceleration of the Company’s management succession plan.

•

Adjusted earnings before interest, taxes and depreciation (“Adjusted EBITDA”) increased 7% to $52.8 million for second quarter 2008, compared to $49.5 million for second quarter 2007. Operating income for second quarter 2008 was $44.6 million compared to $47.4 million for second quarter 2007. Adjusted EBITDA for second quarter 2008 excludes a $6.1 million charge resulting from the acceleration of the Company’s management succession plan discussed above.

•	Domestic unit growth increased 6.2 percent from June 30, 2007.

•	Domestic system-wide revenue per available room (RevPAR) increased 0.7% for second quarter 2008 compared to the same period of the prior year.

•	The effective royalty rate increased 6 basis points to 4.20% for the three months ended June 30, 2008 compared to 4.14% for the same period of the prior year.

•

Franchising revenues increased 8% and total revenues increased 7% for second quarter 2008 compared to the same period in 2007. Year to date franchising revenues and total revenues increased 10% and 9%, respectively compared to the same period of 2007.

•

Executed 198 new domestic hotel franchise contracts during the second quarter of 2008, an increase of 13% compared to 176 for second quarter 2007. Overall, year to date, new domestic hotel franchise contracts executed increased 15% to 331 compared to 287 in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development increased 16% to 992 hotels representing 80,292 rooms; the worldwide pipeline increased 16% to 1,096 hotels representing 89,116 rooms.

“The continued appeal of Choice’s brands to the development community manifested itself in the second quarter as the company achieved strong domestic unit growth and franchise sales results,” said Stephen P. Joyce, president and chief executive officer. “While the near term domestic RevPAR environment is challenging, we believe that Choice’s franchise business model, strong brands and strong balance sheet position us well for continued success. I am excited about the opportunities to grow our brands both domestically and internationally and to deploy our capital in ways that create value for our shareholders.”

Outlook for 2008

The company’s third quarter 2008 diluted EPS is expected to be $0.55. The company expects full year 2008 adjusted diluted EPS of $1.79. Adjusted diluted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for full-year 2008 are expected to be approximately $196.5 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 5.5% in 2008;

•	RevPAR is expected to decline approximately 4.0% for third quarter 2008 and decline approximately 1.5% for full-year 2008;

•	The effective royalty rate is expected to increase 5 basis points for full-year 2008;

•	All figures assume the existing share count and an effective tax rate of 36.5% for third quarter 2008 and 36.5% for full year 2008;

•	All figures exclude a $6.1 million charge ($3.8 million after-tax and approximately $0.06 diluted EPS) resulting from the previously announced acceleration of the Company’s management succession plan.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders, primarily through share repurchases and dividends.

For the six months ended June 30, 2008, the company paid $21 million of cash dividends to shareholders. The annual dividend rate per common share is $0.68.

The company has authorization to purchase up to an additional 3.2 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 38.6 million shares of its common stock for a total cost of $895.9 million through July 25, 2008. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 71.5 million shares under the share repurchase program at an average price of $12.52 per share.

Our Board has authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees to incent multi-unit franchise development in top markets. We expect to opportunistically deploy this capital over the next several years. Our current expectation is that our annual investment in these programs would range from $20 to $40 million beginning in 2009 (2008 investment in these programs is not expected to be significant), depending on market and other conditions. In addition to these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, also subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Tuesday July 29, 2008 at 9:30 a.m. EDT to discuss the company’s second quarter results. The dial-in number to listen to the call is 1-800-230-1074. International callers should dial 612-234-9960. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com beginning at 10:30 a.m. EDT on July 29 and will be available through August 29, 2008 by calling 1-800-475-6701 and entering access code 929522. The international dial-in for the replay is 320-365-3844, access code 929522. In addition, the call will be archived and available on choicehotels.com via the Investor Info link until August 29, 2008.

About Choice Hotels

Choice Hotels International franchises more than 5,700 hotels, representing more than 460,000 rooms, in the United States and 40 countries and territories. As of June 30, 2008, 992 hotels are under construction, awaiting conversion or approved for development in the United States, representing 80,292 rooms, and an additional 104 hotels, representing 8,824 rooms, are under construction, awaiting conversion or approved for development in more than 20 countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide.

Additional corporate information may be found on the Choice Hotels Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections for the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted earnings per share, adjusted EBITDA, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the Company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The Company reports franchising revenues and margins which exclude marketing and reservations revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the Company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the Company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. In addition, the Company has the contractual authority to require that the franchisees in the system at any given point repay the Company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the Company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the Company and its competitors.

Adjusted EBITDA, Adjusted Franchising Margins and Adjusted Diluted EPS: The Company’s management also uses Adjusted EBITDA, Adjusted Franchising Margins and Adjusted Diluted EPS which exclude the impact of the acceleration of the Company’s management succession plan in the second quarter of 2008 and the impact of termination benefits incurred related to the separation of certain executive officers in the six months ended June 30, 2007. The Company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2008 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
(In thousands, except per share amounts)	2008	2007	$	%	2008	2007	$	%

REVENUES:

Royalty fees	$63,776	$59,176	$4,600	8%	$111,556	$102,504	$9,052	9%
Initial franchise and relicensing fees	8,146	7,649	497	6%	14,190	12,580	1,610	13%
Brand solutions	6,472	5,995	477	8%	9,814	8,981	833	9%
Marketing and reservation	85,336	80,592	4,744	6%	153,762	141,379	12,383	9%
Hotel operations	1,288	1,193	95	8%	2,330	2,289	41	2%
Other	2,102	1,886	216	11%	4,323	3,687	636	17%

Total revenues	167,120	156,491	10,629	7%	295,975	271,420	24,555	9%
OPERATING EXPENSES:

Selling, general and administrative	34,275	25,605	8,670	34%	57,830	49,505	8,325	17%
Depreciation and amortization	2,070	2,137	(67)	(3)%	4,127	4,252	(125)	(3)%
Marketing and reservation	85,336	80,592	4,744	6%	153,762	141,379	12,383	9%
Hotel operations	861	794	67	8%	1,626	1,535	91	6%

Total operating expenses	122,542	109,128	13,414	12%	217,345	196,671	20,674	11%

Operating income	44,578	47,363	(2,785)	(6)%	78,630	74,749	3,881	5%

OTHER INCOME AND EXPENSES, NET:
Interest expense	2,693	3,217	(524)	(16)%	6,530	6,214	316	5%
Interest and other investment (income) loss	(141)	(1,721)	1,580	(92)%	927	(2,322)	3,249	(140)%
Equity in net income of affiliates	(201)	(181)	(20)	11%	(502)	(375)	(127)	34%

Total other income and expenses, net	2,351	1,315	1,036	79%	6,955	3,517	3,438	98%

Income before income taxes	42,227	46,048	(3,821)	(8)%	71,675	71,232	443	1%
Income taxes	15,219	17,403	(2,184)	(13)%	26,090	26,272	(182)	(1)%

Net income	$27,008	$28,645	$(1,637)	(6)%	$45,585	$44,960	$625	1%

Weighted average shares outstanding-basic	62,181	65,475			61,966	65,627

Weighted average shares outstanding-diluted	62,863	66,599			62,733	66,823

Basic earnings per share	$0.43	$0.44	$(0.01)	(2)%	$0.74	$0.69	$0.05	7%

Diluted earnings per share	$0.43	$0.43	$—	0%	$0.73	$0.67	$0.06	9%

Choice Hotels International, Inc.	Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30, 2008	December 31, 2007
	(Unaudited)

ASSETS

Cash and cash equivalents	$56,545	$46,377
Accounts receivable, net	45,776	40,855
Deferred income taxes	1,982	2,387
Investments, employee benefit plans, at fair value	8,952	1,002
Other current assets	15,856	15,330

Total current assets	129,111	105,951

Fixed assets and intangibles, net	140,556	141,679
Receivable — marketing fees	18,389	6,782
Investments, employee benefit plans, at fair value	24,321	33,488
Other assets	36,378	40,484

Total assets	348,755	328,384

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$78,078	$96,195
Deferred revenue	52,796	48,660
Other current liabilities	14,230	2,661

Total current liabilities	145,104	147,516

Long-term debt	264,300	272,378
Deferred compensation & retirement plan obligations	36,569	43,132
Other liabilities	17,982	22,419

Total liabilities	463,955	485,445

Common stock, $0.01 par value	628	621
Additional paid-in-capital	85,950	86,243
Accumulated other comprehensive income	1,248	346
Treasury stock, at cost	(781,311)	(798,110)
Retained earnings	578,285	553,839

Total shareholders’ deficit	(115,200)	(157,061)

Total liabilities and shareholders’ deficit	$348,755	$328,384

Choice Hotels International, Inc.	Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$45,585	$44,960

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,127	4,252
Provision for bad debts	271	(528)
Non-cash stock compensation and other charges	7,795	6,891
Non-cash interest and other (income) loss	1,716	(1,598)
Dividends received from equity method investees	438	295
Equity in net income of affiliates	(502)	(375)
Changes in assets and liabilities, net of acquisitions:
Receivables	(5,107)	(3,654)
Receivable—marketing and reservation fees, net	(14,209)	1,731
Accounts payable	(8,558)	(277)
Accrued expenses	(9,685)	(12,678)
Income taxes payable/receivable	5,317	12,580
Deferred income taxes	2,518	(4,680)
Deferred revenue	4,136	1,817
Other assets	285	(1,278)
Other liabilities	3,772	9,688

NET CASH PROVIDED BY OPERATING ACTIVITIES	37,899	57,146

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(5,460)	(5,786)
Acquisitions, net of cash acquired	—	(343)
Purchases of investments, employee benefit plans	(6,068)	(5,701)
Proceeds from sales of investments, employee benefit plans	5,678	1,551
Issuance of notes receivable	(1,684)	(3,255)
Collections of notes receivable	257	469
Other items, net	(52)	(359)

NET CASH USED IN INVESTING ACTIVITIES	(7,329)	(13,424)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(100,000)	(422)
Net borrowings pursuant to revolving credit facility	91,900	27,000
Excess tax benefits from stock-based compensation	4,303	3,765
Purchase of treasury stock	(1,506)	(47,341)
Dividends paid	(21,013)	(19,751)
Proceeds from exercise of stock options	5,914	4,516

NET CASH USED IN FINANCING ACTIVITIES	(20,402)	(32,233)

Net change in cash and cash equivalents	10,168	11,489
Cash and cash equivalents at beginning of period	46,377	35,841

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$56,545	$47,330

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2008*			For the Six Months Ended June 30, 2007*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$76.67	56.4%	$43.22	$73.42	57.6%	$42.29	4.4%	(120) bps	2.2%
Comfort Suites	88.35	59.3%	52.41	85.64	62.4%	53.45	3.2%	(310) bps	(1.9)%
Sleep	70.33	56.4%	39.66	67.32	58.7%	39.55	4.5%	(230) bps	0.3%

Midscale without Food & Beverage	78.41	57.0%	44.71	75.19	58.8%	44.18	4.3%	(180) bps	1.2%

Quality	68.85	48.7%	33.56	66.62	49.6%	33.03	3.3%	(90) bps	1.6%
Clarion	82.06	47.0%	38.58	77.42	47.2%	36.57	6.0%	(20) bps	5.5%

Midscale with Food & Beverage	71.73	48.4%	34.69	69.18	49.0%	33.90	3.7%	(60) bps	2.3%

Econo Lodge	52.63	43.1%	22.66	51.36	43.9%	22.52	2.5%	(80) bps	0.6%
Rodeway	51.40	44.6%	22.93	49.87	42.6%	21.23	3.1%	200 bps	8.0%

Economy	52.31	43.4%	22.72	51.04	43.6%	22.24	2.5%	(20) bps	2.2%

MainStay	71.77	62.7%	44.99	67.91	64.0%	43.47	5.7%	(130) bps	3.5%
Suburban	42.19	63.5%	26.81	39.58	67.2%	26.59	6.6%	(370) bps	0.8%

Extended Stay	49.77	63.3%	31.52	45.47	66.5%	30.23	9.5%	(320) bps	4.3%

Total Domestic System	$71.63	52.2%	$37.36	$68.89	53.5%	$36.83	4.0%	(130) bps	1.4%

* Operating statistics represent hotel operations from December through May

	For the Three Months Ended June 30, 2008*			For the Three Months Ended June 30, 2007*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$79.05	62.1%	$49.11	$75.62	63.9%	$48.29	4.5%	(180) bps	1.7%
Comfort Suites	90.19	64.4%	58.12	87.54	67.8%	59.36	3.0%	(340) bps	(2.1)%
Sleep	72.44	62.5%	45.26	69.74	65.4%	45.63	3.9%	(290) bps	(0.8)%

Midscale without Food & Beverage	80.61	62.7%	50.53	77.32	64.9%	50.18	4.3%	(220) bps	0.7%

Quality	70.79	54.0%	38.22	68.96	55.4%	38.19	2.7%	(140) bps	0.1%
Clarion	83.88	52.7%	44.16	80.13	53.1%	42.51	4.7%	(40) bps	3.9%

Midscale with Food & Beverage	73.64	53.7%	39.54	71.58	54.8%	39.24	2.9%	(110) bps	0.8%

Econo Lodge	53.96	47.5%	25.63	52.85	48.4%	25.55	2.1%	(90) bps	0.3%
Rodeway	52.83	47.9%	25.30	51.47	46.1%	23.71	2.6%	180 bps	6.7%

Economy	53.67	47.6%	25.55	52.56	47.8%	25.14	2.1%	(20) bps	1.6%

MainStay	74.00	66.9%	49.50	69.53	69.7%	48.43	6.4%	(280) bps	2.2%
Suburban	43.15	67.6%	29.16	40.39	70.7%	28.56	6.8%	(310) bps	2.1%

Extended Stay	51.15	67.4%	34.47	46.65	70.5%	32.88	9.6%	(310) bps	4.8%

Total Domestic System	$73.57	57.4%	$42.22	$70.98	59.1%	$41.92	3.6%	(170) bps	0.7%

*	Operating statistics represent hotel operations from March through May

	For the Quarter Ended		For the Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
System-wide effective royalty rate	4.20%	4.14%	4.20%	4.14%

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2008		June 30, 2007		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,449	113,230	1,424	111,230	25	2,000	1.8%	1.8%
Comfort Suites	504	39,155	453	35,494	51	3,661	11.3%	10.3%
Sleep	353	26,179	340	25,338	13	841	3.8%	3.3%

Midscale without Food & Beverage	2,306	178,564	2,217	172,062	89	6,502	4.0%	3.8%

Quality	868	82,120	783	75,840	85	6,280	10.9%	8.3%
Clarion	170	23,099	161	23,378	9	(279)	5.6%	(1.2)%

Midscale with Food & Beverage	1,038	105,219	944	99,218	94	6,001	10.0%	6.0%

Econo Lodge	834	51,947	819	49,882	15	2,065	1.8%	4.1%
Rodeway	319	18,761	256	15,412	63	3,349	24.6%	21.7%

Economy	1,153	70,708	1,075	65,294	78	5,414	7.3%	8.3%

MainStay	32	2,448	29	2,166	3	282	10.3%	13.0%
Suburban	57	6,930	60	7,853	(3)	(923)	(5.0)%	(11.8)%

Extended Stay	89	9,378	89	10,019	—	(641)	0.0%	(6.4)%

Cambria Suites	7	766	1	119	6	647	600.0%	543.7%

Domestic Franchises	4,593	364,635	4,326	346,712	267	17,923	6.2%	5.2%

International Franchises	1,115	99,030	1,148	99,114	(33)	(84)	(2.9)%	(0.1)%

Total Franchises	5,708	463,665	5,474	445,826	234	17,839	4.3%	4.0%

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 6

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Six Months Ended June 30, 2008			For the Six Months Ended June 30, 2007			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	22	27	49	16	20	36	38%	35%	36%
Comfort Suites	42	3	45	40	3	43	5%	0%	5%
Sleep	32	2	34	16	1	17	100%	100%	100%

Midscale without Food & Beverage	96	32	128	72	24	96	33%	33%	33%

Quality	2	75	77	5	63	68	(60)%	19%	13%
Clarion	5	21	26	4	21	25	25%	0%	4%

Midscale with Food & Beverage	7	96	103	9	84	93	(22)%	14%	11%

Econo Lodge	1	39	40	2	28	30	(50)%	39%	33%
Rodeway	2	48	50	—	39	39	NM	23%	28%

Economy	3	87	90	2	67	69	50%	30%	30%

MainStay	1	—	1	4	1	5	(75)%	(100)%	(80)%
Suburban	4	—	4	7	2	9	(43)%	(100)%	(56)%

Extended Stay	5	—	5	11	3	14	(55)%	(100)%	(64)%

Cambria Suites	5	—	5	15	—	15	(67)%	NM	(67)%

Total Domestic System	116	215	331	109	178	287	6%	21%	15%

	For the Three Months Ended June 30, 2008			For the Three Months Ended June 30, 2007			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	11	18	29	11	17	28	0%	6%	4%
Comfort Suites	27	—	27	26	2	28	4%	(100)%	(4)%
Sleep	21	—	21	8	1	9	163%	(100)%	133%

Midscale without Food & Beverage	59	18	77	45	20	65	31%	(10)%	18%

Quality	2	47	49	4	28	32	(50)%	68%	53%
Clarion	4	11	15	2	15	17	100%	(27)%	(12)%

Midscale with Food & Beverage	6	58	64	6	43	49	0%	35%	31%

Econo Lodge	—	20	20	1	15	16	(100)%	33%	25%
Rodeway	1	30	31	—	28	28	NM	7%	11%

Economy	1	50	51	1	43	44	0%	16%	16%

MainStay	—	—	—	4	1	5	(100)%	(100)%	(100)%
Suburban	2	—	2	3	1	4	(33)%	(100)%	(50)%

Extended Stay	2	—	2	7	2	9	(71)%	(100)%	(78)%

Cambria Suites	4	—	4	9	—	9	(56)%	NM	(56)%

Total Domestic System	72	126	198	68	108	176	6%	17%	13%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION,

AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	June 30, 2008 Units			June 30, 2007 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	50	128	178	42	121	163	8	19%	7	6%	15	9%
Comfort Suites	3	280	283	3	240	243	—	0%	40	17%	40	16%
Sleep Inn	2	149	151	—	108	108	2	NM	41	38%	43	40%

Midscale without Food & Beverage	55	557	612	45	469	514	10	22%	88	19%	98	19%

Quality	81	16	97	68	11	79	13	19%	5	45%	18	23%
Clarion	36	9	45	23	7	30	13	57%	2	29%	15	50%

Midscale with Food & Beverage	117	25	142	91	18	109	26	29%	7	39%	33	30%

Econo Lodge	43	3	46	44	4	48	(1)	(2)%	(1)	(25)%	(2)	(4)%
Rodeway	54	3	57	61	1	62	(7)	(11)%	2	200%	(5)	(8)%

Economy	97	6	103	105	5	110	(8)	(8)%	1	20%	(7)	(6)%

MainStay	2	35	37	1	33	34	1	100%	2	6%	3	9%
Suburban	1	36	37	5	30	35	(4)	(80)%	6	20%	2	6%

Extended Stay	3	71	74	6	63	69	(3)	(50)%	8	13%	5	7%

Cambria Suites	—	61	61	—	56	56	—	NM	5	9%	5	9%

	272	720	992	247	611	858	25	10%	109	18%	134	16%

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 8

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2008	2007	2008	2007
Franchising Revenues:
Total Revenues	$167,120	$156,491	$295,975	$271,420
Adjustments:
Marketing and reservation revenues	(85,336)	(80,592)	(153,762)	(141,379)
Hotel Operations	(1,288)	(1,193)	(2,330)	(2,289)

Franchising Revenues	$80,496	$74,706	$139,883	$127,752

Franchising Margins:
Operating Margin:
Total Revenues	$167,120	$156,491	$295,975	$271,420
Operating Income	$44,578	$47,363	$78,630	$74,749

Operating Margin	26.7%	30.3%	26.6%	27.5%

Adjusted Franchising Margin:
Franchising Revenues	$80,496	$74,706	$139,883	$127,752
Operating Income	$44,578	$47,363	$78,630	$74,749
Acceleration of management succession plan benefits	6,069	—	6,069	—
Executive termination benefits	—	—	—	3,690
Hotel Operations	(427)	(399)	(704)	(754)

	$50,220	$46,964	$83,995	$77,685

Adjusted Franchising Margins	62.4%	62.9%	60.0%	60.8%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net Income	$27,008	$28,645	$45,585	$44,960
Adjustments:
Acceleration of management succession plan	3,799	—	3,799	—
Executive termination benefits	—	—	—	2,310

Adjusted Net Income	$30,807	$28,645	$49,384	$47,270

Weighted average shares outstanding-diluted	62,863	66,599	62,733	66,823
Diluted Earnings Per Share	$0.43	$0.43	$0.73	$0.67
Adjustments:
Acceleration of management succession plan	0.06	—	0.06	—
Executive termination benefits	—	—	—	0.04

Adjusted Diluted Earnings Per Share (EPS)	$0.49	$0.43	$0.79	$0.71

Adjusted EBITDA Reconciliation

(in millions)	Q2 2008 Actuals	Q2 2007 Actuals	YTD 2008 Actuals	YTD 2007 Actuals	Full Year 2008
Operating Income (per GAAP)	$44.6	$47.4	$78.6	$74.7	$181.5
Acceleration of management succession plan	6.1	—	6.1	—	6.1
Executive termination benefits	—	—	—	3.7	—
Depreciation and amortization	2.1	2.1	4.1	4.3	8.9

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$52.8	$49.5	$88.8	$82.7	$196.5